UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2018

Arcadia Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37383	81-0571538
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

202 Cousteau Place, Suite 105, Davis, CA		95618
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (530) 756-7077

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

◻	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
◻	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
◻	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
◻	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the special meeting of stockholders of the Company held on May 2, 2018 (the “Special Meeting”), stockholders holding and entitled to vote 1,708,845 shares of common stock of the Company, or approximately 68.87% of the total outstanding shares of common stock on the record date for the Special Meeting, were present in person or by proxy. At the Special Meeting, the stockholders voted on a proposal to issue up to a certain number of shares of the Company’s common stock in connection with a private placement transaction that exceeded 20% of the Company’s outstanding common stock prior to the private placement, which is described in detail in the definitive proxy statement filed with the Securities and Exchange Commission on April 13, 2018.

The final results for the matter considered at the Special Meeting were as follows:

FOR	AGAINST	ABSTAIN
1,702,853	4,511	1,481

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCADIA BIOSCIENCES, INC.

Date: May 7, 2018	By:	/s/ MATTHEW T. PLAVAN
	Name:	Matthew T. Plavan
	Title:	Chief Financial Officer

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